UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     November 17, 2008

VIKING SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-49636	86-0913802
(Commission File Number)	(IRS Employer Identification No.)

134 Flanders Road, Westborough, MA	01581
(Address of Principal Executive Offices)	(Zip Code)

(508) 366-3668
(Registrant’s Telephone Number, Including Area Code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2008, Viking Systems, Inc. (the “Company”) and William C. Bopp, the Company’s Chief Executive Officer and Chairman of the Board, further amended Mr. Bopp’s January 4, 2008 Executive Employment Agreement, as amended, to reduce his annual base salary from $39,000 per year to $1 per year, effective November 2, 2008.  Mr. Bopp offered to reduce his salary in conjunction with other expense reduction initiatives being implemented by the Company.  The remaining terms of the Executive Employment Agreement remain the same, as amended on February 27, 2008.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

10.1	Executive Employment Agreement between the Company and William C. Bopp, dated January 4, 2008 (included as Exhibit 99.3 to the Form 8-K filed January 7, 2008 and incorporated herein by reference).

10.2
Amendment to Executive Employment Agreement between the Company and William C. Bopp, dated February 27, 2008 (included as Exhibit 99.2 to the Form 8-K filed February 29, 2008 and incorporated herein by reference).

10.3	Amendment #2 to Executive Employment Agreement between the Company and William C. Bopp, dated November 17, 2008 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 17, 2008	VIKING SYSTEMS, INC.

By: /s/ Robert Mathews
Robert Mathews Chief Financial Officer